UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri		63141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

Effective on June 22, 2012, Patriot Coal Corporation (“Patriot”) named Mark N. Schroeder, Senior Vice President and Chief Financial Officer, as Patriot’s Principal Accounting Officer. Patriot’s previously designated Principal Accounting Officer, Christopher K. Knibb, has resigned from the company.

Prior to joining Patriot in 2007, Mr. Schroeder, age 55, held several key management positions at Peabody Energy Corporation, which began in 2000. These positions included President of Peabody China from 2006 to 2007, Vice President of Materials Management from 2004 to 2006, Vice President of Business Development from 2002 to 2004 and Vice President and Controller from 2000 to 2002. He has more than 30 years of business experience, including as Chief Financial Officer of Behlmann Automotive Group from 1997 to 1998, and financial management positions with McDonnell Douglas Corporation and Ernst & Young, LLP.

Mr. Schroeder is a certified public accountant and holds a Bachelor of Science degree in business administration from Southern Illinois University — Edwardsville.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2012

PATRIOT COAL CORPORATION

By:	/s/ Joseph W. Bean
Joseph W. Bean
Senior Vice President – Law & Administration and General Counsel